SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2003


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)


Item 1.  Changes in Control of Registrant

         On October 23, 2003, GSE Systems, Inc. (GSE) announced a change of control in the ownership of the Company.

         Such control was acquired by GP Strategies Corporation (GP Strategies) on October 23, 2003 through its purchase of all GSE common stock currently held by ManTech International Corporation (ManTech), and a Subordinated Note held by ManTech in the outstanding principal amount of $650,000 which will be convertible into GSE common stock. GP Strategies paid ManTech consideration in the form of a five-year 5% note in the principal amount of $5,250,955. The basis of the control is that, through this acquisition, the percentage of voting securities of GSE beneficially owned by GP Strategies increased from approximately 22% to approximately 58%.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  10.1 Agreement between GP Strategies Corporation and GSE Systems, Inc. dated August 28, 2003.

                  10.2 Amendment to Preferred Stock Issuance Agreement between ManTech International Corporation and GSE Systems, Inc. dated September 29, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 7, 2003                        GSE Systems, Inc.

                                               /s/Jeffery G. Hough

                                               Name: Jeffery G. Hough

                                               Title: Senior VP, CFO & Secretary